Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

May 9, 2024

AGNC Investment Corp.
7373 Wisconsin Ave, 22nd Floor
Bethesda, Maryland 20814

    Re:    AGNC Investment Corp. Common Stock At-the-Market Offering Program

Ladies and Gentlemen:

We have acted as special United States counsel to AGNC Investment Corp., a Delaware corporation (the “Company”), in connection with the Company’s sale of up to $1,250,000,000 aggregate offering price of shares (the “Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to (a) the Sales Agreement, dated October 12, 2023, by and between the Company and Goldman Sachs & Co. LLC (the “Original GS Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Goldman Sachs & Co. LLC (the “Amended GS Sales Agreement”, and together with the Original GS Sales Agreement the “GS Sales Agreement”), (b) the Sales Agreement, dated October 12, 2023, by and between the Company and Barclays Capital Inc. (the “Original Barclays Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Barclays Capital Inc. (the “Amended Barclays Sales Agreement”, and together with the Original Barclays Sales Agreement the “Barclays Sales Agreement”), (c) the Sales Agreement, dated October 12, 2023, by and between the Company and BTIG, LLC (the “Original BTIG Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and BTIG, LLC (the “Amended BTIG Sales Agreement”, and together with the Original BTIG Sales Agreement the “BTIG Sales Agreement”), (d) the Sales Agreement, dated October 12, 2023, by and between the Company and Citigroup Global Markets Inc. (the “Original Citigroup Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Citigroup Global Markets Inc. (the “Amended Citigroup Sales Agreement”, and together with the Original Citigroup Sales Agreement the “Citigroup Sales Agreement”), (e) the Sales Agreement, dated October 12, 2023, by and between the Company and Citizens JMP Securities, LLC (the “Citizens Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Citizens JMP

AGNC Investment Corp.
May 9, 2024

Securities, LLC (the “Amended Citizens Sales Agreement”, and together with the Original Citizens Sales Agreement the “Citizens Sales Agreement”), (f) the Sales Agreement, dated October 12, 2023, by and between the Company and J.P. Morgan Securities LLC (the “Original J.P. Morgan Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and J.P. Morgan Securities LLC (the “Amended J.P. Morgan Sales Agreement”, and together with the Original J.P. Morgan Sales Agreement the “J.P. Morgan Sales Agreement”), (g) the Sales Agreement, dated October 12, 2023, by and between the Company and Keefe, Bruyette & Woods, Inc. (the “Original Keefe Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Keefe, Bruyette & Woods, Inc. (the “Amended Keefe Sales Agreement”, and together with the Original Keefe Sales Agreement the “Keefe Sales Agreement”), (h) the Sales Agreement, dated October 12, 2023, by and between the Company and Morgan Stanley & Co. LLC (the “Original MS Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Morgan Stanley & Co. LLC (the “Amended MS Sales Agreement”, and together with the Original MS Sales Agreement the “MS Sales Agreement”), (i) the Sales Agreement, dated October 12, 2023, by and between the Company and RBC Capital Markets, LLC (the “Original RBC Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and RBC Capital Markets, LLC (the “Amended RBC Sales Agreement”, and together with the Original RBC Sales Agreement the “RBC Sales Agreement”), (j) the Sales Agreement, dated October 12, 2023, by and between the Company and UBS Securities LLC (the “Original UBS Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and UBS Securities LLC (the “Amended UBS Sales Agreement”, and together with the Original UBS Sales Agreement the “UBS Sales Agreement”), (k) the Sales Agreement, dated October 12, 2023, by and between the Company and Virtu Americas LLC (the “Original Virtu Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Virtu Americas LLC (the “Amended Virtu Sales Agreement”, and together with the Original GS Sales Agreement the “Virtu Sales Agreement”) and (l) the Sales Agreement, dated October 12, 2023, by and between the Company and Wells Fargo Securities, LLC (the “Original Wells Fargo Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Wells Fargo Securities, LLC (the “Amended Wells Fargo Sales Agreement”, and together with the Original Wells Fargo Sales Agreement the “Well Fargo Sales Agreement” and, together with the GS Sales Agreement, the Barclays Sales Agreement, the BTIG Sales Agreement, the Citigroup Sales Agreement, the Citizens Sales Agreement, the J.P. Morgan Sales Agreement, the Keefe Sales Agreement, the MS Sales Agreement, the RBC Sales Agreement, the UBS Sales Agreement and the Virtu Sales Agreement, the “Sales Agreements”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

AGNC Investment Corp.
May 9, 2024

(a)    the registration statement on Form S-3ASR (File No. 333-279249) of the Company relating to the Securities and other securities of the Company filed on May 9, 2024, with the Securities and Exchange Commission (the “Commission”) under the Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)    the prospectus, dated May 9, 2024 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)    the prospectus supplement, dated May 9, 2024 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the offering of the Securities, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)    executed copies of each of the Sales Agreements;

(e)    an executed copy of a certificate of Kenneth L. Pollack, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(f)    a copy of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as amended and restated and in effect as of April 22, 2021 and as of the date hereof, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(h)    a copy of the Company’s Amended and Restated Bylaws, as amended and restated and in effect as of July 20, 2023 and as of the date hereof (the “Bylaws”), certified pursuant to the Secretary’s Certificate; and

(i)    copies of certain resolutions of the Board of Directors of the Company, adopted on September 13, 2023 and April 18, 2024, and copies of certain resolutions of the Pricing Committee of the Board of Directors of the Company, adopted on October 12, 2023 and May 9, 2024, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties set forth in the Sales Agreements.

AGNC Investment Corp.
May 9, 2024

    In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Sales Agreements. We have assumed that the issuance of the Securities does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by New York law which are listed in Part II of the Registration Statement or the Company's Annual Report on Form 10-K for the year ended December 31, 2023).

    We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

    Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, the Securities have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the Sales Agreements, will be validly issued, fully paid and nonassessable provided that the consideration therefor is not less than $0.01 per share.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on May 10, 2024 and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP